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                                  EXHIBIT 23.B
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                                                                   EXHIBIT 23(B)

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-42481 of Blount Inc. and Blount International, Inc. on Form S-3 of our reports dated January 15, 1998 on the financial statements of Federal as of and for the year ended December 31, 1996, appearing in the Reports on Form 8-K/A of Blount Inc. and Blount International, Inc. and to the reference to us under the heading "Experts" in this Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Minneapolis, Minnesota


June 8, 1998